EXHIBIT 10.2

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of June 27, 2019 (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Security Agreement”), is made by GENTHERM INCORPORATED, a Michigan corporation (the “Company”) and each other party identified as a “Grantor” on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (each individually, a “Grantor” and collectively, the “Grantors”), in favor of BANK OF AMERICA, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of August 7, 2014 (as amended, restated, extended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among Gentherm Incorporated, a Michigan corporation (the “Company”), Gentherm (Texas), Inc., a Texas corporation (“Gentherm Texas”), Gentherm Licensing, Limited Partnership, a Michigan limited partnership (“Gentherm Licensing US”), Gentherm Medical, LLC, an Ohio limited liability company (“Gentherm Medical”), Gentherm GmbH, a German limited liability company (“Gentherm Germany”), Gentherm Enterprises GmbH, a German limited liability company (“Gentherm Enterprises”), Gentherm Licensing GmbH, a German limited liability company (“Gentherm Licensing Germany”; Gentherm Licensing Germany, together with Gentherm Germany and Gentherm Enterprises, the “German Borrowers”), Gentherm Global Power Technologies Inc., an Alberta corporation (“Global”), Gentherm Canada ULC, an Alberta unlimited liability company (“Gentherm Canada”; Gentherm Canada, together with Global, the “Canadian Borrowers”), the Designated Borrowers from time to time party thereto (the Designated Borrowers, together with the Company, Gentherm Texas, Gentherm Licensing US, Gentherm Medical, the German Borrowers and the Canadian Borrowers, the “Borrowers” and each, a “Borrower”), the lenders party thereto (the “Existing Lenders”) and Bank of America, N.A., as the administrative agent, the Existing Lenders required, as a condition precedent to their entering into the Existing Credit Agreement and making extensions of credit to or for the account of the Borrowers thereunder, the Borrowers and the guarantors party thereto to execute that certain pledge and security agreement dated as of August 7, 2014 (as amended, restated, extended, supplemented or otherwise modified prior to the date hereof, the “Existing Security Agreement”); and

WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, the Lenders identified therein and the Administrative Agent; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to participate in Letters of Credit under the Credit Agreement that the Grantors agree to amend and restate the Existing Security Agreement in accordance with the terms of this Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the L/C Issuer to make and maintain the Credit Extensions and to induce the Secured Parties to enter into Secured Swap Agreements and Secured Treasury Management Agreements, each Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE 1.

DEFINITIONS

SECTION 1.1.    Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Collateral” is defined in Section 2.1.

“Collateral Account” is defined in clause (b) of Section 4.3.

“Company” is defined in the preamble.

“Computer Hardware and Software Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:

(a)    all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form;

(b)    all software programs (including source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above;

(c)    all firmware associated therewith;

(d)    all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

(e)    all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Administrative Agent that provides for the Administrative Agent to have “control” (as defined in the UCC) over certain Collateral.

“Copyright Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:

(a) all copyrights, registered or unregistered and whether published or unpublished, now or hereafter in force including copyrights registered in the United States Copyright Office and corresponding offices in other countries of the world, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation and all extensions and renewals of the foregoing (“Copyrights”);

(b)    all express or implied Copyright licenses and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Copyright License”), to the extent permitted by any such Copyright License;

(c)    the right to sue for past, present and future infringements of any of the Copyrights owned by such Grantor, and for breach or enforcement of any Copyright License; and

(d)    all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“Credit Agreement” is defined in the second recital.

“Distributions” means all dividends paid on Equity Interests, liquidating dividends paid on Equity Interests, shares (or other designations) of Equity Interests resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Equity Interests constituting Collateral.

“Existing Credit Agreement” is defined in the first recital.

“Existing Lenders” is defined in the first recital.

“Existing Security Agreement” is defined in the first recital.

“Foreign Equity” is defined in Section 7.14.

“Foreign Jurisdiction” is defined in Section 7.14.

“Foreign Located Assets” is defined in Section 7.14.

“Foreign Perfection” is defined in Section 7.14.

“Foreign Jurisdiction” is defined in Section 7.14.

“Filing Statements” is defined in Section 3.7(b).

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

“Grantor” and “Grantors” are defined in the preamble.

“Intellectual Property” means Trademarks, Patents, Copyrights, Trade Secrets and all other similar types of intellectual property under any Law, statutory provision or common Law doctrine in the United States or anywhere else in the world.

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“IP Filings” is defined in Section 3.7(b)(ii).

“Owned Intellectual Property Collateral” means all Intellectual Property that is owned by and used in the business of each Grantor that is (a) not licensed to a Grantor pursuant to a Trademark License, Patent License or Copyright License; and (b) not in the public domain.

“Patent Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:

(a) inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and all reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing (“Patents”);

(b)    all Patent licenses, and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Patent License”), to the extent permitted by any such Patent License;

(c)    the right to sue third parties for past, present and future infringements of any Patent or Patent application, and for breach or enforcement of any Patent License; and

(d)    all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“Permitted Liens” means all Liens permitted by Section 7.01 of the Credit Agreement.

“Securities Act” is defined in Section 6.2(a).

“Security Agreement” is defined in the preamble.

“Security Agreement Supplement” is defined in Section 7.6.

“Termination Date” means the date on which all Obligations (other than any contingent claims for indemnification or expense reimbursement not yet asserted) have been indefeasibly paid in full in cash, all Letters of Credit have been terminated or expired (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made; provided, that, Cash Collateralization of 102% of the undrawn amount of any Letter of Credit shall constitute a satisfactory arrangement), all Secured Swap Agreements have been terminated or have been otherwise provided for on terms reasonably satisfactory to the parties thereto and the Commitments shall have been terminated.

“Trademark Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:

(a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office and corresponding offices in other countries of the world, and all common-Law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as “Trademarks”);

(b) all Trademark licenses and other agreements for the grant by or to such Grantor of any right to use any Trademark (each a “Trademark License”), to the extent permitted by any such Trademark License;

(c)    all of the goodwill of the business connected with the use of, and symbolized by the Trademarks described in clause (a) and, to the extent applicable, clause (b);

(d)    the right to sue third parties for past, present and future infringements or dilution of the Trademarks described in clause (a) and, to the extent applicable, clause (b) or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark License; and

(e)    all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“Trade Secrets Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:

(a) all common Law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how (collectively referred to as “Trade Secrets”) obtained by or used in or contemplated at any time for use in the business of a Grantor, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret;

(b) all Trade Secret licenses and other agreements for the grant by or to such Grantor of any right to use any Trade Secret (each a “Trade Secret License”) including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret License, to the extent permitted by any such Trade Secret License; and

(c)    all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“ULC” is defined in Section 7.17.

“ULC Legislation” is defined in Section 7.17.

“ULC Shares” is defined in Section 7.17.

SECTION 1.2.    Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3.    UCC Definitions. When used herein the terms Account, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Promissory Notes, Securities Account, Security Entitlement, Supporting Obligations and Uncertificated Securities have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. Letters of Credit has the meaning provided in Section 5-102 of the UCC.

ARTICLE 2.

SECURITY INTEREST

SECTION 2.1.    Grant of Security Interest. Each Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Grantor’s right, title and interest in the following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively, the “Collateral”), to secure the payment and performance of the Obligations of such Grantor:

(a)    Accounts;

(b)    Chattel Paper;

(c)    Commercial Tort Claims listed on Item I of Schedule II (as such schedule may be amended or supplemented from time to time);

(d)    Deposit Accounts;

(e)    Documents;

(f)    Equipment;

(g)    General Intangibles;

(h)    Goods;

(i)    Instruments;

(j)    Inventory;

(k)    Investment Property;

(l)    Intellectual Property Collateral;

(m)    Letter-of-Credit Rights and Letters of Credit;

(n)    Supporting Obligations;

(o)    all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

(p)    all Proceeds and products of the foregoing and, to the extent not otherwise included, (i) all payments under insurance (whether or not the Administrative Agent is the loss payee thereof) and (ii) all tort claims; and

(q)    all other property and rights of every kind and description and interests therein.

Notwithstanding the foregoing, the term “Collateral” shall not include, and the grant of a security interest as provided hereunder shall not extend to (i) Investment Property consisting of Equity Interests of any Subsidiary that is a first-tier Foreign Subsidiary, any CFC Holdco or any Disregarded Entity Borrower,

in excess of 66% of the voting Equity Interests of such entity, (ii) any asset, (x) the granting of a security interest in which would be void or illegal under any applicable governmental Law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset or results in a material adverse tax consequence for the Company and its Subsidiaries, taken as a whole, or (y) which contains a valid and enforceable prohibition on the creation of a security interest therein so long as such prohibition remains in effect and is valid notwithstanding Sections 9-406 and 9-408 of the UCC, (iii) any Intellectual Property for which a perfected Lien thereon is not effected either by filing of a Filing Statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (iv) any personal property (other than personal property described in clause (iii) above) for which the attachment or perfection of a Lien thereon is not governed by the UCC, or (v) any assets as to which the Administrative Agent and the Company agree that the cost or other consequences of obtaining a security interest therein or perfection thereof are excessive in view of the benefits to be obtained by the Secured Parties therefrom.

SECTION 2.2.    Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a)    the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b)    the exercise by the Administrative Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c)    no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.3.    Distributions on Pledged Equity Interests. In the event that any Distribution with respect to any Equity Interests pledged hereunder is permitted to be paid (in accordance with Section 7.06 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution is made in contravention of Section 7.06 of the Credit Agreement, such Grantor shall hold the same segregated and in trust for the Administrative Agent until paid to the Administrative Agent in accordance with Section 4.1.5.

SECTION 2.4.    Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date has occurred. All rights of the Secured Parties and the security interests granted to the Administrative Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a)    any lack of validity, legality or enforceability of any Loan Document;

(b)    the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other Grantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Obligations;

(c)    any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations, by operation of law or otherwise; and to the fullest extent permitted by applicable Law, each Grantor waives any defense arising out of any such extension, compromise or renewal even though such extension, compromise or renewal may operate, pursuant to applicable Law, to impair or extinguish any right or remedy of any Grantor against any Collateral;

(d)    any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise or any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise and shall not be subject to (and each Grantor hereby waives any right to or claim of) any of the foregoing;

(e)    any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

(f)    any addition, exchange or release of any collateral or of any Person that is (or will become) a grantor (including the Grantors hereunder) of the Obligations, or any surrender, release, invalidity, impairment or non-perfection of any collateral (or any security interest therein), or any amendment to or waiver or release of or addition to, or consent to or departure from, any other collateral held by any Secured Party securing any of the Obligations;

(g)    any change in the corporate existence, structure or ownership of the Grantors or any other Grantor of or other Person liable for any of the Obligations;

(h)    any insolvency, bankruptcy, reorganization or other similar proceeding under any Debtor Relief Law affecting any Loan Party or its assets or any resulting release or discharge of any obligation of any Loan Party; or

(i)    any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.

SECTION 2.5.    Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party nor shall any Grantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document, in connection with any Collateral or otherwise, until following the Termination Date. Any amount paid to such Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Grantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.1; provided, that, if such Grantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Grantor’s request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Grantor shall refrain from taking any action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with any proceeding under any Debtor Relief Law or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make and maintain Credit Extensions thereunder and enter into Secured Treasury Management Agreements and Secured Swap Agreements, the Grantors represent and warrant to each Secured Party as set forth below.

SECTION 3.1.    As to Equity Interests of the Grantors’ Subsidiaries, Investment Property.

(a)    With respect to any Material Subsidiary of any Grantor that is:

(i)    a corporation, business trust, joint stock company or similar Person, all Equity Interests issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable (or equivalent thereof to the extent applicable in the jurisdiction in which Equity Interests are issued), and represented by a certificate;

(ii)    a limited liability company organized under the laws of any State of the United States, no Equity Interest issued by such Subsidiary expressly provides that such Equity Interest is a security governed by Article 8 of the UCC; and

(iii)    a partnership or limited liability company, no Equity Interest issued by such Subsidiary (A) is dealt in or traded on securities exchanges or in securities markets, or (B) is held in a Securities Account, except, with respect to this clause (a)(iii), Equity Interests (1) for which the Administrative Agent is the registered owner or (2) that are subject to a Control Agreement entered into by such Grantor, the Administrative Agent and the issuer of such Equity Interest.

(b)    Each Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Closing Date to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.

(c)    With respect to Uncertificated Securities constituting Collateral (other than Uncertificated Securities credited to a Securities Account) owned by any Grantor, such Grantor has caused the issuer thereof either to (i) register the Administrative Agent as the registered owner of such security or (ii) agree in an authenticated record with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor; provided, that, this clause (c) shall only apply to the Equity Interests of Gentherm International GmbH being pledged hereunder by Gentherm Medical, LLC, as of the date that is sixty (60) days after the date hereof (or such later date as the Administrative Agent may agree in its sole discretion).

(d)    The percentage of the issued and outstanding Equity Interests of each Subsidiary pledged by each Grantor hereunder is as set forth on Schedule I hereto.

SECTION 3.2.    Grantor Name, Location, etc.

(a)    The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II hereto.

(b)    Each location as to which a secured party would have filed a UCC financing statement in the five years prior to the date hereof to perfect a security interest in Equipment, Inventory and General Intangibles owned by such Grantor is set forth in Item B of Schedule II hereto.

(c)    The Grantors do not have any trade names other than those set forth in Item C of Schedule II hereto.

(d)    During the twelve months preceding the date hereof, no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization or otherwise acquired assets outside of the ordinary course of business, except as set forth in Item D of Schedule II hereto.

(e) Each Grantor’s state issued organizational identification number and federal taxpayer identification number is (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from that) set forth in Item E of Schedule II hereto.

(f)    No Grantor is a party to any federal, state or local government contract that is material to its business except as set forth in Item F of Schedule II hereto.

(g)    No Grantor maintains any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item G of Schedule II hereto.

(h)    No Grantor is the beneficiary of any Letters of Credit, except as set forth on Item H of Schedule II hereto.

(i)    No Grantor has any Commercial Tort Claims in which a suit has been filed by such Grantor in excess of $500,000, except as set forth on Item I of Schedule II hereto.

(j)    The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Grantor.

(k) Each Grantor has used its commercially reasonable efforts to obtain a legal, valid and enforceable consent of each issuer of any Letter of Credit to the assignment of the Proceeds of such Letter of Credit to the Administrative Agent and no Grantor has consented to, and is otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having control (within the meaning of Section 9-107 of the UCC) over, or any other interest in any of such Grantor’s rights in respect thereof.

SECTION 3.3.    Ownership, No Liens, etc. Each Grantor has rights in or the power to transfer the Collateral, and each Grantor owns its Collateral free and clear of any Lien, except for any security interest (a) in the case of the Equity Interests of each Subsidiary pledged hereunder, created by this Security Agreement and (b) in all other Collateral (other than the Equity Interests of each Subsidiary pledged hereunder) that is a Permitted Lien. No effective financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Security Agreement, Permitted Liens (but only in the case of Collateral other than the Equity Interests of each Subsidiary pledged hereunder) or as to which a duly authorized termination statement relating to such financing statement or other instrument has been delivered to the Administrative Agent on or prior to the Closing Date.

SECTION 3.4.    Possession of Inventory, Control; etc.

(a) Each Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory, other than (i) Equipment and Inventory in transit in the ordinary course of business, (ii) Equipment and Inventory that is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with the applicable Grantor) that has been notified of the security interest created in favor of the Secured Parties pursuant to this Security Agreement, and on or prior to the Closing Date, or such later date as the Administrative Agent shall agree, has authenticated a record acknowledging that it holds possession of such Collateral for the Secured Parties’ benefit and waives any Lien held by it against such Collateral, and (iii) Instruments or Promissory Notes that have been delivered to the Administrative Agent pursuant to Section 3.5. In the case of Equipment or Inventory described in clause (ii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (A) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment or Inventory, (B) issued any Document for any such Equipment or Inventory, (C) received notification of any Secured Party’s interest (other than the security interest granted hereunder) in any such Equipment or Inventory or (D) any Lien on any such Equipment or Inventory.

(b)    Each Grantor is the sole entitlement holder of its Securities Accounts and Commodity Accounts and no other Person (other than the Administrative Agent pursuant to this Security Agreement or any other Person with respect to Permitted Liens) has control or possession of, or any other interest in, any of such accounts or any other securities or property credited thereto.

SECTION 3.5.    Negotiable Documents, Instruments and Chattel Paper. Each Grantor has delivered to the Administrative Agent possession of all originals of all Documents, Instruments, Promissory Notes, and tangible Chattel Paper constituting Collateral and owned or held by such Grantor on the Closing Date duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 3.6.    Intellectual Property Collateral. Except as disclosed to the Administrative Agent, in respect of each Grantor:

(a) to the best of such Grantor’s knowledge after due and diligent investigation and inquiry, the Owned Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part;

(b) such Grantor is the sole and exclusive owner of the entire right, title and interest in and to the Owned Intellectual Property Collateral (subject to Permitted Liens), and, to such Grantor’s knowledge, (i) with respect to any Owned Intellectual Property Collateral that is material to the business of such Grantor, no claim has been made that such Grantor is or may be, in conflict with, infringing, misappropriating, diluting, misusing or otherwise violating any of the rights of any third party or that challenges the ownership, use, protectability, registerability, validity or enforceability of such Owned Intellectual Property Collateral or any other Intellectual Property Collateral that is material to the business of such Grantor and (ii) there is no valid basis for any such claims;

(c)    such Grantor has made all filings and recordations that it has reasonably deemed appropriate to protect its interest in any Owned Intellectual Property Collateral that is material to the business of such Grantor, including recordations of all of its interests in the Patent Collateral, the Trademark Collateral and the Copyright Collateral in the United States Patent and Trademark Office, the United States Copyright Office and corresponding offices in other countries of the world, as appropriate;

(d) such Grantor has taken all reasonable steps to safeguard its Trade Secrets and to its knowledge (i) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral;

(e) no action by such Grantor is currently pending which asserts that any third party is infringing, misappropriating, diluting, misusing or voiding any Owned Intellectual Property Collateral that is material to the business of such Grantor and, to such Grantor’s knowledge, no third party is infringing upon, misappropriating, diluting, misusing or voiding any Intellectual Property owned or used by such Grantor in any material respect, or any of its respective licensees;

(f)    no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property Collateral that is material to the business of such Grantor;

(g)    except for the Permitted Liens, such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property Collateral for purposes of granting a security interest or as collateral that has not been terminated or released;

(h)    such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold by it and in the provision of all services rendered by it under or in connection with any Trademarks and has taken all commercially reasonable action necessary to ensure that all licensees of any Trademarks owned by such Grantor use such adequate standards of quality;

(i)    the consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any of the Intellectual Property Collateral;

(j) all employees, independent contractors and agents who have contributed to the creation or development of any Owned Intellectual Property Collateral have been a party to an enforceable “work for hire” and assignment agreement with such Grantor in accordance with applicable Laws, according and granting exclusive ownership of such Owned Intellectual Property Collateral to such Grantor;

(k) such Grantor owns directly or is entitled to use by license or otherwise, all Intellectual Property used in, reasonably necessary for or material to the conduct of such Grantor’s business; and

(l)    as of the Closing Date, set forth on Schedule III hereto is a complete and accurate list of (i) (A) all issued and applied-for Patents owned by each Grantor, including those that have been issued by or are on file with the United States Patent and Trademark Office or corresponding offices in other countries of the world and (B) all Patent Licenses, (ii) (A) all registered and applied-for Trademarks owned by each Grantor, including those that are registered, or for which an application for registration has been made, with the United States Patent and Trademark Office or corresponding offices in other countries of the world and (B) all Trademark Licenses, and (iii) (A) all registered and applied-for Copyrights owned by each Grantor, including those that are registered, or for which an application for registration has been made, with the United States Copyright Office or corresponding offices in other countries of the world and (B) all Copyright Licenses, including an indication of which of those Copyright Licenses are exclusive licenses granted to such Grantor in respect of any Copyright that is registered with the United States Copyright Office.

SECTION 3.7.    Validity, etc.

(a)    This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations.

(b) Each Grantor has filed or caused to be filed all UCC-1 financing statements in the filing office for each Grantor’s jurisdiction of organization listed in Item A of Schedule II hereto (collectively, the “Filing Statements”) (or has authenticated and delivered to the Administrative Agent the Filing Statements suitable for filing in such offices) and has taken all other:

(i)    actions necessary to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC, provided, that, entering into and delivering any Control Agreement shall be deemed necessary to the extent required by Section 4.1.3;

(ii) actions requested by the Administrative Agent reasonably necessary to perfect the Administrative Agent’s security interest with respect to any Intellectual Property Collateral (including any notice filings with respect to such security interest with the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable, in form and substance reasonably satisfactory to the Administrative Agent) (collectively, the “IP Filings”); and

(iii) actions requested by the Administrative Agent reasonably necessary to perfect the Administrative Agent’s security interest with respect to any Collateral evidenced by a certificate of ownership.

(c)    Upon the filing of the Filing Statements and the IP Filings with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Filing Statements or IP Filings, as applicable, in favor of the Administrative Agent on behalf of the Secured Parties to the extent that a security interest therein may be perfected (i) by filing pursuant to the relevant UCC and/or (ii) by filing with the United States Patent and Trademark Office or the United States Copyright Office, in each case, prior to all other Liens, except for Permitted Liens that are senior by operation of Law (in which case such security interest shall be second in priority of right only to the Permitted Liens until the obligations secured by such Permitted Liens have been satisfied).

SECTION 3.8.    Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either:

(a)    for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;

(b)    for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens that are senior by operation of Law (in which case such security interest shall be second in priority of right only to the Permitted Liens until the obligations secured by such Permitted Liens have been satisfied)) nature of such security interest (except with respect to the Filing Statements, the IP Filings or, with respect to motor vehicles, the notation or registration of liens on the related certificates of title) or the exercise by the Administrative Agent of its rights and remedies hereunder; or

(c) for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement, or, except (i) with respect to any securities issued by a Subsidiary of the Grantors, as may be required in connection with a disposition of such securities by Laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.

SECTION 3.9.    Best Interests. It is in the best interests of each Grantor (other than the Company) to execute this Security Agreement inasmuch as such Grantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders pursuant to the Credit Agreement and the execution and delivery of the Secured Treasury Management Agreements and Secured Swap Agreements among the Loan Parties and certain Secured Parties, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such Credit Extensions pursuant to the Credit Agreement to the Borrowers.

ARTICLE 4.

COVENANTS

Each Grantor covenants and agrees that, until the Termination Date, such Grantor will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1.    As to Investment Property; Deposit Accounts, etc.

SECTION 4.1.1.    Equity Interests of the Grantors’ Subsidiaries. No Grantor will allow any of its Subsidiaries:

(a)    that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;

(b)    that is a partnership or limited liability company, to (i) issue Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets,

(ii) expressly provide in its Organization Documents that its Equity Interests are securities governed by Article 8 of the UCC, or (iii) place such Subsidiary’s Equity Interests in a Securities Account, except, with respect to this clause (b), Equity Interests (1) for which the Administrative Agent is the registered owner or (2) that are subject to a Control Agreement entered into by such Grantor, the Administrative Agent and the issuer of such Equity Interests; and

(c)    to issue Equity Interests in addition to or in substitution for the Equity Interests pledged hereunder, except to such Grantor (and such Equity Interests are promptly pledged and delivered to the Administrative Agent pursuant to the terms of this Security Agreement).

SECTION 4.1.2.    Certificated and Uncertificated Securities.

(a)    Such Grantor will deliver all Certificated Securities that constitute Collateral owned or held by such Grantor to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.

(b) Such Grantor will cause the issuer of any and all Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) constituting Investment Property and Collateral owned or held by such Grantor, to either (i) register the Administrative Agent as the registered owner thereof on the books and records of the issuer or (ii) execute a Control Agreement relating to such Investment Property pursuant to which the issuer agrees to comply with the Administrative Agent’s instructions with respect to such Uncertificated Securities without further consent by such Grantor provided, that, this clause (b) shall only apply to the Equity Interests of Gentherm International GmbH being pledged hereunder by Gentherm Medical, LLC, as of the date that is sixty (60) days after the date hereof (or such later date as the Administrative Agent may agree in its sole discretion).

SECTION 4.1.3.    Deposit Accounts, Securities Accounts and Commodity Accounts. Such Grantor will, upon the request of the Administrative Agent, enter into and deliver Control Agreements with respect to (a) any Deposit Accounts maintained with any depositary institution other than the depositary institution acting as Administrative Agent and (b) any Securities Accounts, Commodity Accounts, Commodity Contracts or Securities Entitlements constituting Investment Property owned or held by any Grantor; provided, that, such Grantor shall not be required to enter into and deliver Control Agreements for any Deposit Account maintained exclusively for the purpose of payroll, 401(k) and other retirement plans and employee benefits and healthcare benefits.

SECTION 4.1.4.    Negotiable Documents, Instruments and Chattel Paper. Each Grantor agrees that it will, promptly following receipt thereof, deliver to the Administrative Agent possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the Closing Date duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent. No Grantor shall create any tangible Chattel Paper without placing a legend on such tangible Chattel Paper reasonably acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper.

SECTION 4.1.5.    Distributions; Voting Rights; etc. Each Grantor agrees promptly upon receipt of notice of the occurrence of an Event of Default from the Administrative Agent and without any request therefor by the Administrative Agent, so long as such Event of Default shall continue:

(a)    to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Distributions with respect to Investment Property that is Collateral, all interest, principal, other cash payments on Payment Intangibles, and all Proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Administrative Agent as additional Collateral; and

(b)    with respect to Collateral consisting of general partner interests or limited liability company interests:

(i)    to promptly modify its Organization Documents to admit the Administrative Agent as a general partner or member, as applicable;

(ii) so long as the Administrative Agent has notified such Grantor of the Administrative Agent’s intention to exercise its voting power under this clause, that the Administrative Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to such Investment Property and such Grantor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and

(iii)    to promptly deliver to the Administrative Agent such additional proxies and other documents as may be reasonably necessary to allow the Administrative Agent to exercise such voting power.

All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by such Grantor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in this Section 4.1.5, such Grantor will have the exclusive voting power with respect to any Investment Property constituting Collateral and the Administrative Agent will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided, that, no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would impair the value of any such Collateral or be inconsistent with or violate any provision of any Loan Document.

SECTION 4.1.6.    Continuous Pledge. Each Grantor will at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis all Investment Property, all Distributions with respect thereto, all Payment Intangibles to the extent they are evidenced by a Document, Instrument, Promissory Note or Chattel Paper, and all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral.

SECTION 4.2.    Change of Name, etc. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days’ prior written notice to the Administrative Agent.

SECTION 4.3.    As to Accounts.

(a)    Each Grantor shall have the right to collect all Accounts so long as no Event of Default shall have occurred and be continuing.

(b)    Upon (i) the occurrence and during the continuance of an Event of Default and (ii) the delivery of written notice (unless an Event of Default pursuant to Section 8.01(f) of the Credit Agreement shall have occurred, in which case, no such notice shall be required) by the Administrative Agent to each Grantor, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Administrative Agent for deposit in a Deposit Account of such Grantor maintained with the depositary institution acting as Administrative Agent (together with any other Accounts pursuant to which any portion of the Collateral is deposited with the depositary institution acting as Administrative Agent, the “Collateral Accounts”), and such Grantor shall not commingle any of such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Administrative Agent.

(c)    Following the delivery of notice pursuant to clause (b)(ii) (to the extent required thereby), the Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Obligations which are due and payable.

(d)    With respect to each Collateral Account, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Administrative Agent and (iii) the Administrative Agent shall have the sole right of withdrawal over such Collateral Account.

(e)    The Administrative Agent will make available to the applicable Grantor all amounts in any Collateral Account upon the request of such Grantor, so long as no Event of Default has occurred and is then continuing (as certified by the Company to the Administrative Agent).

SECTION 4.4.    As to Grantors’ Use of Collateral.

(a)    Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may request following the occurrence and during the continuance of an Event of Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b)    At any time following the occurrence and during the continuance of an Event of Default, whether before or after the maturity of any of the Obligations, the Administrative Agent may (i) revoke any or all of the rights of each Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c)    Upon the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

(d)    At any time following the occurrence and during the continuation of an Event of Default, the Administrative Agent may endorse, in the name of such Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

(e)    No Grantor shall take or omit to take any action the taking or the omission of which would result in any impairment in the collectability of, or any other material impairment or alteration of, any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as otherwise provided in this Section 4.4.

SECTION 4.5.    As to Intellectual Property Collateral.

(a)    Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the business of such Grantor:

(i)    such Grantor shall not (A) do or fail to perform any act whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (B) itself or permit any of its licensees to (I) fail to continue to use any of the Trademark Collateral in order to maintain the Trademark Collateral in full force free from any claim of abandonment for non-use, (II) fail to maintain as in the past the quality of products and services offered under the Trademark Collateral, (III) fail to employ the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (IV) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, unless rights in such Trademark Collateral inure solely to Grantor and do not infringe or weaken the validity or enforceability of any of the Intellectual Property Collateral, (C) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, or (D) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (A), (B), (C) and (D), such Grantor shall reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to such Grantor, and the loss of such Intellectual Property Collateral would not have a Material Adverse Effect on its business;

(ii)    such Grantor shall promptly notify the Administrative Agent if it knows, or reasonably suspects, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or become invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any such Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same; and

(iii)    such Grantor shall take all reasonably necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office and corresponding offices in other countries of the world, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b)).

(b)    Upon the request of the Administrative Agent, each Grantor covenants and agrees to provide a complete and accurate list of (i) (A) all issued and applied-for Patents owned by each Grantor, including those that have been issued by or are on file with the United States Patent and Trademark Office or corresponding offices in other countries of the world and (B) all Patent Licenses, (ii) (A) all registered and applied-for Trademarks owned by each Grantor, including those that are registered, or for which an application for registration has been made, with the United States Patent and Trademark Office or corresponding offices in other countries of the world and (B) all Trademark Licenses, and (iii) (A) all registered and applied-for Copyrights owned by each Grantor, including those that are registered, or for which an application for registration has been made, with the United States Copyright Office or corresponding offices in other countries of the world and (B) all Copyright Licenses, including an indication of which of those Copyright Licenses are exclusive licenses granted to such Grantor in respect of any Copyright that is registered with the United States Copyright Office.

(c)    Each Grantor covenants and agrees from time to time to execute and deliver to the Administrative Agent such IP Filings as are reasonably necessary to assure the Administrative Agent of its security interests granted hereunder.

SECTION 4.6.    As to Letter-of-Credit Rights.

(a)    Each Grantor, by granting a security interest in its Letter-of-Credit Rights to the Administrative Agent, intends to (and hereby does) collaterally assign to the Administrative Agent its rights (including its contingent rights) to the Proceeds of all Letter-of-Credit Rights of which it is or hereafter becomes a beneficiary or assignee. Such Grantor will promptly use its commercially reasonable efforts to cause the issuer of each letter of credit and each nominated person (if any) with respect thereto to consent to such assignment of the Proceeds thereof in a consent agreement in form and substance satisfactory to the Administrative Agent and deliver written evidence of such consent to the Administrative Agent.

(b)    Upon the occurrence and during the continuance of an Event of Default, such Grantor will, promptly upon request by the Administrative Agent, (i) notify (and such Grantor hereby authorizes the Administrative Agent to notify) the issuer and each nominated person with respect to each of the letters of credit issued in favor of such Grantor that the Proceeds thereof have been assigned to the Administrative Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Administrative Agent and (ii) arrange for the Administrative Agent to become the transferee beneficiary of such letter of credit.

SECTION 4.7.    As to Commercial Tort Claims. Each Grantor covenants and agrees that, until the Termination Date, with respect to any Commercial Tort Claim in excess of $500,000 hereafter arising, it shall deliver to the Administrative Agent a supplement in form and substance reasonably satisfactory to the Administrative Agent, together with all supplements to schedules thereto identifying such new Commercial Tort Claims and take all such action reasonably requested by the Administrative Agent to grant to the Administrative Agent and perfect a security interest in such Commercial Tort Claim.

SECTION 4.8.    Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

SECTION 4.9.    Further Assurances, etc. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will:

(a)    from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to such Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent, after the occurrence and during the continuance of any Event of Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Administrative Agent;

(b)    file (and hereby authorize the Administrative Agent to file) such Filing Statements or continuation statements, or amendments thereto, IP Filings, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be reasonably necessary or that the Administrative Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby; and

(c) furnish to the Administrative Agent, from time to time at the Administrative Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by Law. Each Grantor hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE 5.

THE ADMINISTRATIVE AGENT

SECTION 5.1.    Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a)    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)    to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;

(c)    to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

(d)    to perform the affirmative obligations of such Grantor hereunder.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2.    Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any of such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for:

(a)    ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters; or

(b)    taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.3.    Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of (a) any of the Collateral in its physical possession, if it handles the custody and preservation of the Collateral in the same manner as it deals with similar property for its own account and (b) any other Collateral, if it takes such action for that purpose as each Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE 6.

REMEDIES

SECTION 6.1.    Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a)    The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:

(i)    take possession of any Collateral not already in its possession without demand and without legal process;

(ii)    require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties;

(iii)    enter onto the property where any Collateral is located and take possession thereof without demand and without legal process;

(iv)    deliver any notice of exclusive control under any Control Agreement; and

(v) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten days’ prior written notice (unless an Event of Default pursuant to Section 8.01(f) of the Credit Agreement shall have occurred, in which case, no such notice shall be required) to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)    All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against, all or any part of the Obligations as set forth in Section 8.03 of the Credit Agreement.

(c)    The Administrative Agent may:

(i)    transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;

(ii)    notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder;

(iii)    withdraw, or cause or direct the withdrawal, of all funds with respect to any Collateral Account;

(iv)    enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(v) endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral;

(vi)    take control of any Proceeds of the Collateral; and

(vii)    execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(d)    Without limiting the foregoing, in respect of the Intellectual Property Collateral:

(i)    upon the request of the Administrative Agent, each Grantor shall execute and deliver to the Administrative Agent an assignment or assignments of the Intellectual Property Collateral, subject (in the case of any licenses thereunder) to any valid and enforceable requirements to obtain consents from any third parties, and such other documents as are necessary or appropriate to carry out the intent and purposes hereof;

(ii)    each Grantor agrees that the Administrative Agent may file applications and maintain registrations for the protection of the Intellectual Property Collateral and/or bring suit in the name of such Grantor, the Administrative Agent or any Secured Party to enforce the Intellectual Property Collateral and any licenses thereunder and, upon the request of the Administrative Agent, each Grantor shall use all commercially reasonable efforts to assist with such filing or enforcement (including the execution of relevant documents); and

(iii)    in the event that the Administrative Agent elects not to make any filing or bring any suit as set forth in clause (ii), each Grantor shall, upon the request of Administrative Agent, use all commercially reasonable efforts, whether through making appropriate filings or bringing suit or otherwise, to protect, enforce and prevent the infringement, misappropriation, dilution, unauthorized use or other violation of the Intellectual Property Collateral.

Notwithstanding the foregoing provisions of this Section 6.1, for the purposes of this Section 6.1, “Collateral” and “Intellectual Property Collateral” shall include any “intent to use” trademark application only to the extent (x) that the business of such Grantor, or portion thereof, to which that mark pertains is also included in the Collateral and (y) that such business is ongoing and existing.

SECTION 6.2.    Securities Laws. If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral that are Equity Interests pursuant to Section 6.1, each Grantor agrees that, upon request of the Administrative Agent, each Grantor will, at its own expense:

(a)    execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use its best efforts to cause) each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by Law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(b)    use its best efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;

(c)    cause (or, with respect to any issuer that is not a Subsidiary of such Grantor, use its best efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d)    do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law.

Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent or the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in this Section and consequently agrees that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as reasonably determined by the Administrative Agent) of such Collateral on the date the Administrative Agent shall demand compliance with this Section.

SECTION 6.3.    Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4.    Protection of Collateral. The Administrative Agent may from time to time, at its option, (a) perform any act required under this Agreement or otherwise necessary to carry out the intent and purpose of this Agreement which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and (b) take any other action which the Administrative Agent deems reasonably necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and, in each case, the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to and consistent with Section 11.04 of the Credit Agreement.

ARTICLE 7.

MISCELLANEOUS PROVISIONS

SECTION 7.1.    Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XI thereof. To the extent of any conflict between the terms contained in this Security Agreement and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.

SECTION 7.2.    Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided, that, no Grantor may (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

SECTION 7.3.    Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 11.01 of the Credit Agreement) and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.4.    Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Grantor, in care of the Company) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

SECTION 7.5.    Release of Liens. Upon (a) the Disposition of Collateral in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. Upon the consummation of any transaction or termination permitted by the Credit Agreement, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 7.6.    Additional Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto (the “Security Agreement Supplement”), such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement. The schedules to this Security Agreement shall be deemed to be updated to include the information set forth on the schedules to each Security Agreement Supplement from and after the date of such Security Agreement Supplement. For the avoidance of doubt, non-U.S. Loan Parties shall not be required to become a “Grantor” hereunder.

SECTION 7.7.    No Waiver; Remedies. In addition to, and not in limitation of Section 2.4, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and under each other Loan Document are cumulative and not exclusive of any remedies provided by Law

SECTION 7.8.    Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

SECTION 7.9.    Severability. If any provision of this Security Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.10.    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATED THERETO, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO AGREES THAT THE PROCESS BY WHICH ANY SUIT, ACTION OR PROCEEDING IS BEGUN MAY BE SERVED ON IT BY BEING DELIVERED IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN NEW YORK TO THE PROCESS AGENT FOR SUCH PARTY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS, INCLUDING SERVICE ON ANY PROCESS AGENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN ELECTRONIC NOTICES) IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 7.11.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.12.    Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 7.13.    Security Agreements. Without limiting any of the rights, remedies, privileges or benefits provided hereunder to the Administrative Agent for its benefit and the ratable benefit of the other Secured Parties, each Grantor and the Administrative Agent hereby agree that the terms and provisions of this Security Agreement in respect of any Collateral subject to the pledge or other Lien of any other security agreement entered into for the benefit of the Secured Parties are, and shall be deemed to be, supplemental and in addition to the rights, remedies, privileges and benefits provided to the Administrative Agent and the other Secured Parties under such other security agreement and under applicable Law to the extent consistent with applicable Law; provided, that, in the event that the terms of this Security Agreement conflict or are inconsistent with the applicable other security agreement or applicable Law governing such other security agreement, (a) to the extent that the provisions of such other security agreement or applicable foreign Law are, under applicable foreign Law, necessary for the creation, perfection or priority of the security interests in the Collateral subject to such other security agreement, the terms of such other security agreement or such applicable Law shall be controlling and (b) otherwise, the terms hereof shall be controlling.

SECTION 7.14.    Perfection under Foreign Law. Notwithstanding any other provision of this Agreement with respect to (a) the assets or properties of any Grantor that are located in a non-U.S. jurisdiction (a “Foreign Jurisdiction”) or hereafter are moved to a Foreign Jurisdiction (any assets or properties so located or moved being “Foreign Located Assets”), and (b) Equity Interests in any Foreign Subsidiary that are owned by any Grantor (such Equity Interests being “Foreign Equity”):

(a)    except with respect to the Luxembourg Share Pledge Agreement, no action in any jurisdiction other than the United States shall be required in order to create or perfect any security interest in any assets of the Grantors (it being understood and agreed that no security agreements and no pledge agreements shall be governed under the laws of any jurisdiction other than the United States); and

(b)    no representation or warranty by any Grantor herein as to the perfection of any security interest granted in any Foreign Located Asset or Foreign Equity shall be deemed to refer to any action to create or perfect any security interest in or Lien on such Foreign Located Assets or Foreign Equity owned by such Grantor under the law of any Foreign Jurisdiction (“Foreign Perfection”) that may be required under the laws of any Foreign Jurisdiction in connection therewith.

SECTION 7.15.    Acknowledgement Regarding Any Supported QFCs. The terms and provisions of Section 11.22 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms and provisions.

SECTION 7.16.    Amendment and Restatement of the Existing Security Agreement.    The parties to the Existing Security Agreement each hereby agrees that the Existing Security Agreement automatically shall be deemed amended, superseded and restated in its entirety by this Security Agreement. All indebtedness, obligations, liabilities and liens created by the Existing Security Agreement shall continue unimpaired and in full force and effect, as amended and restated in this Security Agreement. This Security Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Security Agreement, and this Security Agreement evidences the obligations of the Grantors under the Existing Security Agreement as continued and amended and restated hereby.

SECTION 7.17.    ULC Shares. Notwithstanding any provisions to the contrary contained in this Security Agreement, any other Loan Document or any other document or agreement to which any party to this Security Agreement is also party, each Grantor that is a registered and beneficial owner of the shares and other Equity Interests pledged hereunder (collectively, the “ULC Shares”) of an unlimited company, unlimited liability company or unlimited liability corporation incorporated or otherwise existing under the laws of any province or territory of Canada or under the federal laws of Canada, or any other entity whose members or shareholders have liability comparable to that of members or shareholders of any of those entities (each, a “ULC”) that is from time to time an issuer of ULC Shares, is the sole registered and beneficial owner of such ULC Shares. Each such Grantor will remain so until the ULC Shares are, with the prior written consent of the Administrative Agent (which has not been revoked) and in the course of realization of the security interests under this Security Agreement, transferred on the books and records of the applicable issuer of ULC Shares into the name of the Administrative Agent, its nominee, any Secured Party or a purchaser designated by the Administrative Agent. Accordingly, each such Grantor shall be entitled to receive and retain for its own account any dividend, distribution, payment or other proceeds in respect of the ULC Shares (except insofar as such Grantor has granted a security interest in the dividend or other distribution in favor of the Administrative Agent under this Agreement, in which case the other terms of the security interest will apply) and shall have the right to vote the ULC Shares and to control the direction, management and policies of the issuer of ULC Shares to the same extent as such Grantor would if the ULC Shares were not pledged to the Administrative Agent. Nothing in this Security Agreement or any other Loan Document is intended to or shall constitute the Administrative Agent, any Secured Party or any person other than the Grantors, a shareholder or member of any issuer of ULC Shares for the purposes of the Business Corporations Act (Alberta), the Companies Act (Nova Scotia), the Business Corporations Act (British Columbia) or any other applicable legislation governing the formation of a ULC (“ULC Legislation”) until such time as the ULC Shares are transferred in the course of realization as described above in this Section. To the extent any provision of this Security Agreement would have the effect of constituting the Administrative Agent or any Secured Party or any person other than the Grantors as a shareholder or member of any ULC that is from time to time an issuer of ULC Shares for the purposes of the ULC Legislation before then, the provision shall be deemed not to apply to the ULC Shares or that ULC, as the case may be, and shall be ineffective without otherwise invalidating or rendering this Security Agreement unenforceable or invalidating or rendering the provision in question unenforceable insofar as it relates to property that is not the ULC Shares. Notwithstanding anything else in this Security Agreement, except upon the exercise of rights to sell or otherwise dispose of the ULC Shares following the occurrence of an Event of Default, the applicable Grantors shall not cause, permit or enable any issuer of ULC Shares to cause, permit, or enable, the Administrative Agent or any Secured Party to: (a) be registered as a shareholder of the issuer of ULC Shares; (b) have any notation entered in its favor in the share register or other books and records of a ULC in respect of the ULC Shares; (c) act or purport to act as a shareholder of the issuer of ULC Shares, or obtain, exercise or attempt to exercise any rights of a shareholder of the issuer of ULC Shares, including the right to attend a meeting of the issuer of ULC Shares, or to vote the ULC Shares; (d) be held out as shareholder or member of the issuer of ULC Shares; or (e) receive, directly or indirectly, any dividends, property or other distributions from the issuer of ULC Shares by reason of the Administrative Agent or any Secured Party holding a security interest in the ULC Shares. The limitations in this Section shall not restrict the Administrative Agent from (i) exercising the rights to sell or otherwise dispose of ULC Shares that it is entitled to exercise under this Security Agreement or (ii) having the ULC Shares registered in its name, in either case at any time that the Administrative Agent is entitled to realize on all or any portion of the ULC Shares pursuant to this Security Agreement and, in either case, provided that the Administrative Agent has (y) given notice to such Grantor of its intention to realize upon those ULC Shares (including by selling or disposing of or re-registering those ULC Shares) and (z) consented in writing to any change in registration and not revoked its consent.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Responsible Officer as of the date first written above.

GRANTORS:	GENTHERM INCORPORATED, a Michigan corporation

	By:	/s/ Matteo Anversa
Name: Matteo Anversa
Title: Chief Financial Officer

GENTHERM (TEXAS), INC., a Texas corporation

By:	/s/ Matteo Anversa
Name: Matteo Anversa
Title: Chief Financial Officer

GENTHERM MEDICAL, LLC, an Ohio limited liability company

By:	/s/ Matteo Anversa
Name: Matteo Anversa
Title: Manager

GENTHERM PROPERTIES I, LLC, a Michigan limited liability company

By:	/s/ Matteo Anversa
Name: Matteo Anversa
Title: Chief Financial Officer

GENTHERM PROPERTIES II, LLC, a Michigan limited liability company

By:	/s/ Matteo Anversa
Name: Matteo Anversa
Title: Chief Financial Officer

Accepted and agreed to as of the date first above written. BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Felicia Brinson
Name: Felicia Brinson
Title: Assistant Vice President